Exhibit 99.1

Cycurion Responds to Coordinated Stock Attack While Strengthening Core Business
June 15, 2026
MCLEAN, Va., June 15, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leading AI driven, tech-enabled cybersecurity solutions provider, today releases the following Letter to Shareholders from Kevin Kelly, Chairman and Chief Executive Officer.
Dear Valued Cycurion Shareholders,
I want to share with you some of our current challenges and successes. The past several months have been particularly challenging. We have encountered a highly coordinated adversarial campaign aimed squarely at our company’s stock prices and we are taking active measures to put a halt to that activity and to recover our damages.
What the Evidence Shows
On March 16, 2026, an unauthorized and fabricated press release was distributed through ACCESS Newswire falsely announcing a massive fictitious acquisition by Cycurion. What followed was a coordinated manipulation of Cycurion’s stock prices, and we have obtained the trading records via subpoenas.
Through our lawsuit, which names ACCESS as a defendant and will eventually include the market manipulators, we have obtained records from multiple registered market makers covering trading activity in CYCU.
1.The Short Sale Circuit Breaker triggered immediately as the market opened. At 9:30:01 AM on March 16 — before most investors could take any action — CYCU had already fallen more than 10% from the prior close. This does not happen by accident.
2.Short selling spiked at extraordinary multiples of normal volume. Compared to pre-event daily averages, increases ranged from 33 times to over 180 times above normal daily volume in CYCU. These were pre-positioned, coordinated attacks.
3.Spoofing activity was identified. Records from one market maker show that a third party placed hundreds of orders in CYCU on March 16 with a 100% cancellation rate, executed at nanosecond speeds. This pattern constitutes unlawful spoofing under the Dodd-Frank Act and FINRA Rule 5210 — placing orders with no intent to execute, solely to create artificial price pressure and mislead other market participants. As FINRA itself has stated, spoofing is an insidious form of market manipulation that undermines the transparency and integrity of the markets by distorting the true nature of supply and demand.
We Are Not Alone — This Is a Known and Prosecuted Pattern
We want shareholders to understand that what happened to CYCU is not an isolated phenomenon. Courts, regulators, and fellow public companies have been confronting this exact playbook with increasing frequency — and the damages being pursued in these cases illustrate the serious financial harm this conduct causes:
•In November 2025, Genius Group filed a federal class action lawsuit in the Southern District of New York alleging that two major market makers engaged in a scheme spanning at least three years — placing thousands of spoofing trades designed to create false impressions of supply and excess volatility — to artificially deflate the company's stock price and induce shareholders to sell at manipulated prices. That lawsuit seeks a minimum of $250 million in damages.

•In July 2025, Datavault AI filed a federal lawsuit against "John Doe" naked short sellers alleging securities fraud, spoofing, layering, painting the tape, and defamation — including the deliberate publication of false and misleading information on social media platforms designed to create panic among investors. That case anticipates adding Civil RICO allegations once defendants are identified, with damages expected to be substantial.
•In March 2025, a federal judge denied a motion to dismiss in Mullen Automotive's lawsuit against multiple broker-dealers, finding the company's claims adequately pled and allowing the case to proceed to full discovery. Mullen alleges that spoofing caused the issuance of approximately 5 billion shares at artificially deflated prices.
•Quantum BioPharma filed a federal lawsuit alleging that major financial institutions used spoofing techniques to manipulate its share price hundreds of times over a multi-year period. That lawsuit seeks damages in excess of $700 million.
•The SEC, in its Fiscal Year 2025 enforcement report, identified spoofing as among the abusive trading practices it pursued, bringing an action against a trader for a manipulative spoofing scheme, and listed market integrity — including spoofing — among its core enforcement priorities.
What We Are Doing About It
We are actively investigating financial institutions and other parties who engaged in these activities. We have issued litigation hold letters and compiled trading evidence. We believe damages from this coordinated campaign could exceed $30 million.
The Company Underneath
Despite the external attack on our stock, we continue to build a fundamentally stronger company:
•We have reduced net debt by over 70% while maintaining solid cash reserves.
•We have implemented disciplined cost controls focused on profitable revenue.
•Our acquisitions of Secuvant and Digital Ally's Video Solutions segment are integrating and expanding our AI-powered ARx platform.
•Significant contract wins, combined with these acquisitions, position us to more than double our company's run-rate revenue while improving margins.
The share price has been battered — I acknowledge that. But the trading evidence makes clear that this reflects a coordinated external attack, not our operational fundamentals. We are not alone in facing this — other public companies have fought back and succeeded in court. We intend to do the same.
We have a stronger balance sheet, a more robust solution portfolio, and a growing position in the cybersecurity and public safety markets. We are fighting back — legally, factually, and with documented proof. And we are doing so while continuing to run and grow this company.
Thank you for your continued support and patience. I look forward to providing further updates as our litigation and operational progress develops.
Sincerely,
L. Kevin Kelly
Chairman and Chief Executive Officer

About Cycurion, Inc.
Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. More info: www.cycurion.com.
Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion's business.
Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the Company's pursuit of litigation and recovery of damages arising from the alleged manipulation of its securities, including its claims against ACCESS Newswire and any market participants subsequently identified; the anticipated outcomes of the Company's investigations and legal proceedings; the integration of the Company's acquisitions of Secuvant and the Kustom Entertainment video solutions business and their expected contribution to the Company's ARx platform; the Company's expectations regarding net debt reduction, cost controls, cash reserves, and improved margins; the Company's ability to more than double its run-rate revenue; the continued execution of the Company's contracted backlog and significant contract wins; the future performance of the Company's stock; and other statements that are not historical facts, including statements which may be accompanied by words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the outcomes of the Company's investigations, any potential legal proceedings, or the future performance of the Company's stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion's plans and expectations as of any subsequent date.
Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com

Cycurion Media Relations:
(888) 341-6680
media@cycurion.com
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